SENTINEL GROUP FUNDS, INC.
                      SENTINEL PENNSYLVANIA TAX-FREE TRUST
                        SENTINEL VARIABLE PRODUCTS TRUST

                                 CODE OF ETHICS

                       AS AMENDED THROUGH DECEMBER 8, 2005


POLICY STATEMENT

No director, trustee, officer or employee of Sentinel Group Funds, Inc., Sentinel Pennsylvania Tax-Free Trust, or Sentinel Variable Products Trust (each, the "Company") shall have any position with, or a substantial interest in, any other business enterprise operated for a profit, the existence of which would conflict, or might conflict, with the proper performance of his/her duties or responsibilities to the Company or which might tend to affect his/her independence of judgment with respect to transactions between the Company or its investment adviser (Sentinel Advisors, Inc.) and such other business enterprise, without prior full and complete disclosure thereof. Each director, trustee, officer or employee who has such a conflicting, or possibly conflicting, interest with respect to any transaction which he/she knows is under consideration by the Company, or its investment adviser, or any affiliate thereof, is required to make timely disclosure thereof so that it may be part of the Company's consideration of the transaction.
RULES OF CONDUCT

In order to implement the foregoing Policy Statement but without limiting its intent, the following Rules are adopted:

         1. No director, trustee, officer or employee should accept gifts, gratuities or favors of any kind from any person, firm or corporation doing business, or having the potential to do business, with the Company or its investment advisor under any circumstances from which it could be reasonably inferred that the purpose of the gift, gratuity or favor could be to influence the director, trustee, officer or employee in the conduct of the Company or affiliated transactions with the donor; provided, however, that this section shall not be interpreted to prohibit (I) allowing business contacts to pay for meals or entertainment or sporting events which an officer or employee attends, or (ii) gifts of items with a value not exceeding $100.

         2. Bribes, kickbacks, and other illegal payments to or from any individual with whom the Company does business or hopes to do business, in any form, for any purpose, are absolutely prohibited.

         3. The accuracy and completeness of account entries and classifications are to be strictly maintained at all times. Entries must be made in such a manner that their nature is clearly discernible to management and to the Company's independent auditors.

         4. No officer or employee of the Company shall be a director, trustee, officer, associate, partner, agent or employee of any other business enterprise, or shall have any financial interest in any other financial institution, or in any firm with whom the Company or any affiliate does business, without first having secured written permission from the President or the Chairman of the Board.


         5. Any officer or employee of the Company concerned with investment activities, who has any investment, either directly indirectly, in any corporation or business enterprise which has a direct placement with the Company, or is under consideration for a direct placement by the Company, or which is under consideration for acquisition by the Company or any affiliate, must make full disclosure of the circumstances of any investment held in such corporation or enterprise to the President or the Chairman of the Board.

         6. Directors, trustees, officers and employees of the Company shall treat information which they receive about the financial condition and business activities of enterprises being considered for investment as confidential.

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         7.       No director, trustee, officer or employee of the Company shall knowingly or intentionally trade, directly or indirectly, against the Company, or against any similar fund or funds managed by the Company's investment adviser in any of their respective securities or in any securities which they each may respectively purchase, hold or sell, or, knowingly or intentionally, enter into, advise or permit any security transaction inconsistent with the best interests of the Company or of any other fund or funds managed by the Company's investment adviser.

         8. (a) Each officer or employee of the Company or its investment adviser, and each director and trustee of the Company, unless exempted by paragraph (b) below, shall file within thirty days after the close of each calendar quarter, with the Chief Compliance Officer, a complete and accurate report of all transactions in Covered Securities of which he/she has knowledge, made by or for his/her account or any immediate member of his/her family or any trust, partnership, corporation, syndicate or account as to which he/she directly or indirectly, has control or has participation in investment policies; provided however, any such report may contain a statement that it shall not be construed as an admission that the person making such report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates. Every such report shall be dated the date of its submission and shall contain the following information:

                  (A) With respect to any transaction during the quarter in a Covered Security in which the reporting person had any direct or indirect ownership:

                  (1) The date of the transaction and the title and amount of the security involved;

                  (2) The nature of the transaction (i.e., purchase, sale or other acquisition or disposition);

                  (3) The price at which the transaction was effected; and

                  (4) The name of the broker, dealer or bank with or through whom the transaction was effected.

                  (B) With respect to any account established by a reporting person during the quarter for the direct or indirect benefit of such person:

                  (1) The name of the broker, dealer or bank with whom such person established the account; and

                  (2) The date the account was established.

                  In order to help ensure that all such reports are timely filed, the designated individual will distribute the report forms at least five business days prior to the end of a quarter, with a reminder that the forms are required by law to be submitted to him/her within 10 days after the end of the quarter. In addition, the designated individual shall, on a date not later than seven days after the end of a quarter, determine whether any reports have not yet been submitted, and shall follow up orally with any such person to ensure that his or her report is timely filed. All such reports shall be reviewed by the Chairman who shall indicate in writing on each form that it has been reviewed by him.

                           (b) Directors and trustees of the Company who are not
                  "interested persons" of the Company under the Investment Company Act shall be exempt from the requirement to file the quarterly transaction report described in (a) above, unless such person knew or, in the ordinary course of fulfilling his or her official duties as a director or trustee of the Company, should have known that during the 15-day period immediately before or after such person's transaction in a Covered Security, the Company purchased or sold the Covered Security, or the Company or its investment advisor considered purchasing or selling the Covered Security (except that directors or trustees shall not be considered to have known or should have known of purchases or sales executed or considered for an index fund of the Company). Directors and trustees of the Company who are not "interested persons" of the Company under the Investment Company Act shall also be exempt from the requirement to file the initial and annual holdings reports required by paragraph (c) below.

                           (c) Each officer or employee of the Company or its
                  investment adviser, and each director and trustee of the Company, unless exempted by paragraph (b) above, shall file, within ten days of first becoming an officer, employee, director or trustee, and once per year, the following information (which information, in the case of the annual holdings report, must be current as of a date no more than 30 days before the report is submitted, and in the case of the initial holdings report, must be current as of the date on which the person became an officer, director, trustee or employee of the Company), in a report dated the date of its submission:

                           (A) The title, number of shares and principal amount
                  of each Covered Security in which the reporting person had any direct or indirect beneficial ownership;

                           (B) The name of any broker, dealer or bank with whom
                  the person maintains an account in which any securities are (or in the case of the initial holdings report, were at the time such person became an officer, director, trustee or employee) held for the direct or indirect benefit of the person.

                           All such reports shall be reviewed by the Chief
                  Compliance Officer who shall indicate in writing on each form that it has been reviewed by him or her.

                           (d) A person need not make a report under paragraph
                  (a) or (c) above with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

         9. Officers and employees of the Company shall not under any circumstances acquire securities in an initial public offering.

         10. Officers and employees of the Company shall not invest in private placements except after having obtained the prior approval of the CEO of Sentinel Advisors Company, which approval will be granted only in exceptional circumstances in which it is clear that the investment opportunity is not appropriate for the Company's Funds or will not interfere with a Fund's participation in the investment, and is not being offered to the individual as a result of his or her position with the Company.

         11. Officers and employees of the Company shall not trade in any security while the Company has a pending buy or sell order in the same security, except that Company orders to buy or sell on behalf of an index fund, or actual trades on behalf of an index fund, or other program trade orders, shall not be considered for purposes of this paragraph.

         12. Officers and employees of the Company shall not be permitted to take a profit from a purchase and sale, or sale and purchase, of the same securities within 60 calendar days. Any profits realized in violation of this restriction shall be disgorged to the Company.

         13. Transactions by officers and employees of the Company in Covered Securities which have total market capitalizations of at least $25 billion, in options on such securities, or in options or futures on equity indexes, or in exchange-traded funds, and which are, in the case of individual stocks and options, in amounts of either 1000 shares or less or $50,000 or less, shall be exempt from the requirements of paragraphs 11 and 12 above.

         14. The provisions of this Code of Ethics shall not apply to transactions or holdings in any account over which the person has no direct or indirect influence or control, if such person describes the details of such account and its operation to the CEO and the Chief Compliance Officer, who together agree that the person in fact has no influence or control over the account, and the CEO and Chief Compliance Officer, in connection with excepting the account from the provisions of this Code, may impose any reasonable conditions they deem appropriate to the making of such exception.

         15 .Officers and employees of the Company shall not serve on boards of directors of publicly held companies, in the absence of prior approval from the Chairman based on a finding that the board service is in the best interests of the Company

         16. The Company's investment advisor should have in place at all times procedures under which (a) all securities transactions by its personnel are pre-cleared, except for transactions in mutual fund shares, exchange traded funds, government securities, commercial paper, index options and futures, transactions involving no voluntary action such as exercises of options by the opposite party thereto, and shares received in mergers, spinoffs, stock splits or stock dividends, and while "normal circumstances" exist, stocks with a market capitalization of more than $25 billion, or derivative securities relating to stocks with market caps over $25 billion, all such preclearances to be requested and issued by written communications using the investment adviser's email system (except in cases where the person requesting the clearance is not in the office, in which case the preclearance may be issued over the telephone but confirmed by a written email sent by the person who issues the preclearance), and all such preclearances to be valid only for the remainder of the trading day on which they are issued, (b) the advisor's personnel are required to direct their broker to send duplicate copies of confirmations of securities trades to a designated compliance official of the advisor; (c) trades executed after pre-clearance is given are monitored, and (d) its personnel annually certify compliance with the advisor's procedures listed above and its Code of Ethics. In addition, the Company will maintain procedures under which a person designated by the Chief Executive Officer, currently the Chief Compliance Officer, shall verify on at least a monthly basis that all personal securities trades on which duplicate confirmations are received which require preclearance under this Code of Ethics have in fact been precleared, and such person shall include in his or her monitoring of possible violations of the 60 day profit prohibition of paragraph 12 above, a reference to the previous quarter's report of securities transactions filed pursuant to paragraph 8(a) above whenever a report of personal securities transactions reports a trade within the first 60 days of a calendar quarter.

         17. With respect to trades in Sentinel Funds shares, officers and employees of the Company must pre-clear with the Chief Compliance Officer any redemption or exchange of Sentinel Funds shares, other than Sentinel U.S. Treasury Money Market Fund, within 60 days of purchase of or exchange into such shares. The Chief Compliance Officer shall approve any such redemption or exchange only where the officer or employee makes a compelling case that the purchase was not initially meant to be for the short term, and a material change in circumstances has occurred since the purchase which makes such redemption or exchange necessary. This provision applies fully to investments in the Sentinel Funds through the National Life Insurance Company 401k plan, except that normal payroll withholding purchases shall not count as purchases for purposes of this provision. The Chief Compliance Officer shall at least annually monitor the Sentinel Funds accounts and 401k activity of the persons covered by this Code of Ethics, and portfolio management personnel of subadvisors to the Sentinel Funds with respect to such Funds, by reviewing records of the Sentinel Funds transfer agent and 401k administrator.


DEFINITIONS

         As used herein, the following definitions shall apply:

         1. "Substantial interest" shall mean (a) beneficial ownership of 0.5%% or more of the voting stock of any public corporation;
                  (b) an interest valued at more than $5,000 or an ownership of more than 10% in a closely held corporation; or (c) any interest for gain or profit in any other business or profession which to his knowledge the Company invests in, purchases from or sells to, other than in marketable securities.

         2. "Purchase of sale of a security" includes the writing of an option to purchase or sell a security.


         3. "Security held or to be acquired" by the Company means any security which is being, or within the past thirty days has been (a) held by the Company; or (b) considered by the Company or its investment adviser for purchase by the Company.

         4. "Covered Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, except that it does not include:

                  (i) direct obligations of the Government of the United States;

                  (ii) bankers' acceptances, bank certificates of deposit,
                       commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  (iii) shares issued by open-end mutual funds.

             5.. "Normal Circumstances" means all situations in which neither the Company nor any of its affiliates is in possession of material inside information with respect to any issuer of publicly traded securities whose equity securities have a market capitalization of more than $25 million. Normal circumstances shall be deemed to exist at all times unless the Chief Compliance Officer has notified all personnel that normal circumstances do not exist. After such a notification by the Chief Compliance Officer, normal circumstances shall not be deemed to exist unless and until the Chief Compliance Officer has specifically notified all personnel that normal circumstances once again exist.


         If you should at any time have any questions as to the application of the above, please consult with independent counsel to the Company or the Chief Compliance Officer of the Company.